                                                Filed Pursuant to Rule 424(b)(7)
                                                Registration No. 333-05565

PRICING SUPPLEMENT NO. 9, dated July 22, 1997
This Pricing Supplement is used in reliance on Rule 434 under the Securities Act of 1933, as amended (the "Act"), and supplements the Prospectus dated June 18, 1996 and the Prospectus Supplement dated August 19, 1996. For purposes of
Section 10(a) of the Act, the final prospectus relating to the securities offered hereby consists of this Pricing Supplement, the Prospectus and the Prospectus Supplement and the documents incorporated therein by reference.

                                  $150,000,000
                   Developers Diversified Realty Corporation
                               Medium-Term Notes
                            Senior Fixed Rate Notes
                  Due from 9 Months or More From Date of Issue

Principal Amount:                   $10,000,000

Issue Price:                        100%

Original Issue Date:                July 25, 1997

Maturity Date:                      July 25, 2007

Interest Rate:                      7.02%

Agent's Commission:                 .600%

Agent's Capacity:                   Principal

Net Proceeds to Company:            $9,940,000

Agent:                              Goldman, Sachs & Co.

CUSIP:                              25159N AS4



This Pricing Supplement supplements the Prospectus and Prospectus Supplement with respect to both (1) the initial offering of Medium-Term Notes and (2) market-making transactions in Medium-Term Notes by Goldman, Sachs & Co.